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                                                                    EXHIBIT 10.6

                                                                               1

                                                                  EXECUTION COPY







                                    WAIVER, CONSENT AND AMENDMENT dated as of
                           August 13, 2001 to the Credit Agreement dated as of August 4, 1999, as amended and restated as of April 3, 2000, as amended (the "Credit Agreement"), among ON SEMICONDUCTOR CORPORATION (formerly known as SCG HOLDING CORPORATION, "Holdings"), SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC (the "Borrower"), the LENDERS party thereto, THE CHASE MANHATTAN BANK, as administrative agent, collateral agent and syndication agent, and CREDIT LYONNAIS NEW YORK BRANCH, CREDIT SUISSE FIRST BOSTON and LEHMAN COMMERCIAL PAPER INC., as co-documentation agents.

            A. Pursuant to the Credit Agreement, the Lenders have extended credit to the Borrower, and have agreed to extend credit to the Borrower, in each case pursuant to the terms and subject to the conditions set forth therein.

            B. Holdings and the Borrower have requested that the Lenders agree to amend and waive certain provisions of the Credit Agreement pursuant to the terms and subject to the conditions set forth herein.

            C. The undersigned Lenders are willing so to waive such provisions and to amend the Credit Agreement pursuant to the terms and subject to the conditions set forth herein.

            D. Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement, as amended hereby.

            Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

            SECTION 1. Waiver. The undersigned Lenders hereby waive any Default arising from the failure of the Borrower to comply with the requirements of
Section 6.12 or 6.13 of the Credit Agreement during the period from and including June 29, 2001 to and including December 31, 2002.

            SECTION 2. Amendments to Section 1.01 (Defined Terms). Section 1.01 of the Credit Agreement is hereby amended as follows:

            (a) by deleting in its entirety the definition of the term "Applicable Rate" and substituting the following therefor:
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                                                                               2

            "Applicable Rate" means, for any day (a) with respect to any Loan,
            (i) 3.00% per annum, in the case of an ABR Loan, or 4.00% per annum, in the case of a Eurodollar Loan, plus (ii) either (A) 2.00% per annum prior to and including September 30, 2001, or (B) 3.00% per annum from and including October 1, 2001 to and including the Supplemental Interest Termination Date, or (C) 1.00% per annum on and after the date that the aggregate principal amount of outstanding Loans plus the LC Exposure is less than $750,000,000 (notwithstanding whether clause (A) or (B) above would otherwise apply) to and including the Supplemental Interest Termination Date, and (b) with respect to the commitment fees payable hereunder, 0.50% per annum; provided that all Supplemental Interest shall cease to accrue on the Supplemental Interest Termination Date and, if the Supplemental Interest Termination Date does not occur on March 31, 2003, then any Supplemental Interest that accrues after March 31, 2003, shall be reduced to a rate per annum determined by multiplying the rate otherwise applicable pursuant to clause (a)(ii) above by a fraction, the numerator of which shall be equal to the total amount of Supplemental Interest accrued prior to March 31, 2003, that remains unpaid on March 31, 2003 (giving effect to any payments made on March 31, 2003), and the denominator of which shall be equal to the total amount of Supplemental Interest accrued prior to March 31, 2003.

            (b) by deleting in its entirety the definition of the term "Consolidated EBITDA" and substituting the following therefor:

            "Consolidated EBITDA" means, for any period (subject to Section 1.05), Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) the aggregate amount of letter of credit fees accrued during such period, (v) all extraordinary charges during such period, (vi) noncash expenses during such period resulting from the grant of stock options to management and employees of Holdings, the Borrower or any of the Subsidiaries,
            (vii) the aggregate amount of deferred financing expenses for such period, (viii) all other noncash expenses or losses of Holdings, the Borrower or any of the Subsidiaries for such period (excluding any such charge that constitutes an accrual of or a reserve for cash charges for any future period), (ix) any non-recurring fees, expenses or charges realized by Holdings, the Borrower or any of the Subsidiaries for such period related to any offering of capital stock or incurrence of Indebtedness, (x) noncash dividends on the Cumulative Preferred Stock, (xi) cash restructuring charges (A) during the fiscal year ending on December 31, 2001 and the portion of the fiscal year ending on June 30, 2002 (or any fiscal quarter of such portion) not in excess of $131,000,000 in the aggregate (for all such periods), and (B) during any fiscal year (or any fiscal quarter of any such fiscal year) ending on or prior to December 31, 2002 (or any quarter of such fiscal year) not in excess of an additional $10,000,000 in the aggregate (for all such periods),
            (xii) the amount of cash fees, service and product payments, dividends and other distributions actually paid to the Borrower or a Subsidiary by the
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                                                                               3

            OnMOS Joint Venture during such period and (xiii) fees and expenses of Alvarez & Marsal, Inc., paid by or reimbursed by the Borrower pursuant to Section 9.03 hereof and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, (i) any extraordinary gains for such period, (ii) all noncash items increasing Consolidated Net Income for such period (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period) and (iii) all gains during such period attributable to any sale or disposition of assets (other than in the ordinary course of business), all determined on a consolidated basis in accordance with GAAP. For purposes of calculating the Leverage Ratio as of any date, if the Borrower or any consolidated Subsidiary has made any Permitted Acquisition or sale, transfer, lease or other disposition of assets outside of the ordinary course of business permitted by
            Section 6.05 during the period of four consecutive fiscal quarters ending on the date on which the most recent fiscal quarter ended, Consolidated EBITDA for the relevant period for testing compliance shall be calculated after giving pro forma effect thereto, as if such Permitted Acquisition or sale, transfer, lease or other disposition of assets outside of the ordinary course of business (and any related incurrence, repayment or assumption of Indebtedness with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) had occurred on the first day of the relevant period for testing compliance.

            (c) by deleting in its entirety the definition of the term "Interest Payment Date" and substituting the following therefor:

            "Interest Payment Date" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each calendar month,
            (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than one month's duration, each day prior to the last day of such Interest Period that occurs at intervals of one month's duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

            (d)(i) by deleting the phrase "other than Indebtedness permitted by
Section 6.01" at the end of clause (c) of the definition of the term "Prepayment Event" and substituting the phrase "excluding any Indebtedness (other than, prior to the Transition Date, Permitted Convertible Debt) permitted by Section 6.01"; and

            (ii) by inserting the following text at the end of the definition of the term "Prepayment Event":

            (d) prior to the Transition Date, the issuance by Holdings, the Borrower or any Subsidiary of any Equity Interests, other than (i) any such issuance by the Borrower or any Subsidiary to Holdings or the Borrower or to another Subsidiary, (ii) the issuance of Equity Interests expressly permitted by Section 6.01(d), (iii) the issuance of common stock or preferred stock of Holdings pursuant to the TPG Equity Purchase and (iv) Equity Interests issued in the form, or upon the exercise of, options to acquire common stock of Holdings issued to members of management and employees of Holdings, the Borrower or any Subsidiary and options or warrants in respect of the capital stock of Holdings issued as compensation to consultants to Holdings, the Borrower or any Subsidiary.

            (e) by adding the following text at the end of the definition of the term "Consolidated Net Income":
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                                                                               4

            For purposes of calculating Consolidated EBITDA and Excess Cash Flow, Consolidated Net Income shall be calculated excluding all income, expenses, gains, losses and other items of the OnMOS Joint Venture.

            (f) by deleting in its entirety clause (a) of the definition of the term "Excess Cash Flow" and substituting the following therefor:

            (a) Consolidated Net Income for such fiscal year, adjusted to exclude any gains or losses attributable to Prepayment Events, plus (without duplication) the amount of cash dividends or other distributions actually paid to the Borrower or a Subsidiary by the OnMOS Joint Venture during such period; plus

            (g) by adding the text "(plus, without duplication, any Supplemental Interest deducted in calculating Consolidated EBITDA)" after the text "Consolidated EBITDA" in the definition of the term "Leverage Ratio".

            (h) to add each of the following defined terms in the appropriate alphabetical order:

            "Facilities Transfer" means the transfer by the Borrower and/or one or more of its Subsidiaries of the packaging and testing facilities located in Carmona, Philippines, Seremban, Malaysia and Guadalajara, Mexico, which transfer may involve one or more transactions or series of transactions taking the form of (i) sales, leases or other transfers or dispositions of assets, (ii) sales or other transfers or dispositions of capital stock and/or debt securities of Subsidiaries that directly or indirectly own such facilities, (iii) other types of transfers or dispositions, (iv) facilities closures or (v) any one or combination of the foregoing.

            "Interest Expense Coverage Ratio" shall have the meaning assigned to such term in Section 6.12.

            "Liquidity Amount" means, at any time, the aggregate amount of cash and Permitted Investments owned by the Borrower and its consolidated subsidiaries at such time, excluding (i) cash or Permitted Investments owned by the OnMOS Joint Venture and (ii) cash or Permitted Investments subject to any Lien in favor of any Person other than the Collateral Agent for the benefit of the Secured Parties.
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                                                                               5

            "OnMOS Joint Venture" means a Person organized (or to be organized) in a jurisdiction outside the United States to which Subsidiaries of Holdings will contribute the assets and operations of their TMOS business.

            "Partial Facilities Transfer" shall have the meaning assigned to such term in Section 6.15.

            "Permitted Convertible Debt" means Indebtedness of Holdings in respect of subordinated convertible debt securities (i) that is unsecured and subordinated to the Obligations on terms no less favorable to the Lenders than the terms of the Subordinated Debt,
            (ii) that does not provide for scheduled payments of principal earlier than 91 days after the final scheduled repayment of principal of the Term Loans, (iii) that is convertible into common equity of Holdings and (iv) the other terms (excluding the aggregate principal amount and conversion rate thereof) of which are reasonably satisfactory to the Administrative Agent in all material respects.

            "Qualified Liquidity Financing" means the issuance by Holdings of preferred stock, common stock or warrants in respect of preferred stock or common stock to TPG, or the incurrence by Holdings or the Borrower of Indebtedness for borrowed money owed to TPG, in each case for cash consideration; provided that (a) any such Indebtedness shall be unsecured, (b) the terms of any such preferred stock or Indebtedness shall not include any covenants, redemption provisions, events of default or other terms that would entitle the holder thereof to make any claim or assert any right or remedy prior to payment in full of the Obligations and termination of the Commitments and (c) prior to any such issuance of preferred stock or incurrence of Indebtedness, TPG and Holdings or the Borrower, as applicable, shall have entered into an agreement with the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, effectively subordinating any and all obligations in respect of such preferred stock or Indebtedness to the Obligations and providing that, prior to repayment in full of all the Obligations and termination of the Commitments, the holder or holders of such preferred stock or Indebtedness, as applicable, shall not be entitled to receive any cash payments in respect thereof or to exercise any rights or remedies (other than, in the case of clauses (b) and (c) above, rights and remedies the exercise of which would not constitute or result in a Default).

            "Senior Leverage Ratio" means, on any date, the ratio of (a) Total Senior Indebtedness as of such date to (b) Consolidated EBITDA (plus, without duplication, any Supplemental Interest deducted in calculating Consolidated EBITDA) for the period of four consecutive fiscal quarters of Holdings ended on such date.

            "Supplemental Interest" means the portion of any interest accrued in respect of any Loan attributable to clause (a)(ii) of the definition of the term Applicable Rate.
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                                                                               6

            "Supplemental Interest Termination Date" means (a) if all Supplemental Interest accrued to but excluding March 31, 2003, has been paid on or prior to March 31, 2003, then March 31, 2003, or (b) otherwise, June 30, 2003.

            "Total Senior Indebtedness" means, as of any date, the aggregate principal amount of Indebtedness of Holdings, the Borrower and the Subsidiaries outstanding on such date, determined on a consolidated basis, excluding the Subordinated Debt, any Permitted Convertible Debt, the Junior Subordinated Note, Qualified Liquidity Financing and any other Indebtedness that is effectively subordinated to the Obligations on terms no less favorable to the Lenders than the terms of the Subordinated Debt.

            "TPG Equity Purchase" means the purchase by TPG of common stock or preferred stock of Holdings for cash consideration in an amount equal to $100,000,000 and the immediate contribution by Holdings to the Borrower of such cash as common equity; provided that, in the case of any such purchase of preferred stock, (a) the terms of such preferred stock shall not include any covenants, redemption provisions, events of default or other terms that would entitle the holder thereof to make any claim or assert any right or remedy prior to payment in full of the Obligations and termination of the Commitments and (b) prior to any such issuance of preferred stock, TPG and Holdings shall have entered into an agreement with the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, effectively subordinating any and all obligations in respect of such preferred stock to the Obligations and providing that, prior to the repayment in full of all the Obligations and termination of the Commitments, the holder or holders of such preferred stock shall not be entitled to receive any cash payments in respect thereof or to exercise any rights (other than in the case of clauses (a) and (b) above, rights and remedies the exercise of which would not constitute or result in a Default).

            "Transition Date" means the date on which the Borrower shall have delivered to the Administrative Agent financial statements demonstrating that as of the end of the immediately preceding fiscal quarter of Holdings (a) the Leverage Ratio was less than or equal to
            3.75 to 1.00, (b) the Senior Leverage Ratio was less than or equal to 2.75 to 1.00 and (c) the Interest Expense Coverage Ratio for the period of four consecutive fiscal quarters ending on the last day of such quarter was greater than or equal to 2.50 to 1.00.

            SECTION 3. Amendments to Section 2.11 (Prepayment of Loans). Section
2.11 of the Credit Agreement is hereby amended as follows:

            (a) Paragraph (c) of Section 2.11 of the Credit Agreement is deleted in its entirety and replaced with the following:

            (c) (i) Prior to the Transition Date, in the event and on each occasion that any Net Proceeds are received by or on behalf of Holdings, the Borrower or any Subsidiary in respect of any
            Prepayment Event, the Borrower shall, within ten Business Days after such Net Proceeds are received, prepay
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                                                                               7

            Term Borrowings in an aggregate amount equal to (A) 100% (or 50%, in the case of Net Proceeds from the sale of Equity Interests in the OnMOS Joint Venture) of such Net Proceeds if such Net Proceeds result from an event described in clause (a) of the definition of the term "Prepayment Event", (B) 100% of such Net Proceeds if such Net Proceeds result from an event (other than the issuance of Permitted Convertible Debt) described in clause (b) or (c) of the definition of the term "Prepayment Event" and (C) 75% of such Net Proceeds if such Net Proceeds result from the issuance of Permitted Convertible Debt or an event described in clause (d) of the definition of the term "Prepayment Event".

            (ii) After the Transition Date, in the event and on each occasion that any Net Proceeds are received by or on behalf of Holdings, the Borrower or any Subsidiary in respect of any Prepayment Event, the Borrower shall, within ten Business Days after such Net Proceeds are received, prepay Term Borrowings in an aggregate amount equal to such Net Proceeds, provided that, in the case of any event described in clause (a) of the definition of the term "Prepayment Event" (other than the sale, transfer or other disposition of Receivables in connection with a Permitted Receivables Financing), if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that Holdings, the Borrower and the Subsidiaries intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 180 days after receipt of such Net Proceeds, to acquire real property, equipment or other assets to be used in the business of the Borrower and the Subsidiaries, and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds in respect of such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such 180-day period, at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied.

            (b) Paragraph (d) of Section 2.11 of the Credit Agreement is amended by deleting the text "50%" and replacing it with the text "75% (or, after the Transition Date, 50%)".

            SECTION 4. Amendment to Section 2.13 (Interest). Paragraph (d) of
Section 2.13 of the Credit Agreement is hereby amended by adding the following text at the end of such paragraph:

            Notwithstanding the foregoing, Supplemental Interest shall not be required to be paid at the time required by the preceding sentence, except that (A) 50% of the total amount of Supplemental Interest accrued prior to March 31, 2003 shall be payable on March 31, 2003 (to the extent not previously paid) and (B) if the Supplemental Interest Termination Date does not occur on March 31, 2003, then all Supplemental Interest remaining unpaid on June 30, 2003, shall be payable in full on June 30, 2003; provided that all unpaid Supplemental Interest shall be payable upon repayment in full of the Loans.
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                                                                               8

            SECTION 5. Amendments to Section 5.01 (Financial Statements and Other Information). Section 5.01 of the Credit Agreement is hereby amended as follows:

            (a) Clause (c) of Section 5.01 is amended by deleting the text "Sections 6.12 and 6.13" and inserting the text "Sections 6.12, 6.13, and, prior to the Transition Date, 6.14, 6.15 and 6.16" therefor.

            (b) Clause (f) of Section 5.01 is amended by deleting the text "and" following the ";".

            (c) Clause (g) of Section 5.01 is amended by substituting the text "; and" for the text ".".

            (d) Section 5.01 is further amended by inserting the following new clause (h):

            (h) in respect of each fiscal month ending on or prior to the earlier of (i) the Transition Date and (ii) March 31, 2003, (A) within 30 days after the end of each of the first two fiscal months of each fiscal quarter of Holdings, (1) Holdings' unaudited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for each such month in substantially the form of Schedule 5.01(h) and (2) a letter executed by a Financial Officer describing the results of the Borrower's business for such fiscal month and for the then elapsed portion of the fiscal year and (B) within 45 days after the end of the last fiscal month of each fiscal quarter of Holdings, (1) Holdings' unaudited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter, in substantially the form of
            Schedule 5.01(h), (2) a letter executed by a Financial Officer describing the results of the Borrower's business for such fiscal month and for the then elapsed portion of the fiscal year and (3) a variance analysis setting forth Holdings' consolidated financial results for such quarter relative to the figures set forth in Holdings' financial plan provided to the Lenders in attendance at the June 28, 2001 bank meeting held at the offices of the Administrative Agent, including an updated 6-month cash reforecast based upon Holdings' consolidated financial results for such quarter.

            SECTION 6. Amendments to Section 6.01 (Indebtedness; Certain Equity Securities). Section 6.01 of the Credit Agreement is hereby amended as follows:

            (a) Clause (ix) of Section 6.01(a) is hereby deleted in its entirety and replaced by "(ix) Permitted Convertible Debt;".

            (b) Section 6.01 is hereby further amended by inserting the following new paragraphs (e) and (f):

            (e) Notwithstanding anything contained in Section 6.01(a), (b) or
            (c), (i) Holdings may issue preferred stock, or Holdings or the Borrower may incur Indebtedness, in each case pursuant to a Qualified Liquidity

            Financing and (ii) Holdings may issue preferred stock pursuant to the TPG Equity Purchase.

            (f) Notwithstanding anything contained in Section 6.01(a), the OnMOS Joint Venture may incur Indebtedness that is guaranteed by Mosel in an aggregate principal amount not exceeding $10,000,000 at any time outstanding, provided that such Indebtedness shall not be Guaranteed by, or otherwise be recourse to, any of Holdings, the Borrower or the Subsidiaries (other than the OnMOS Joint Venture or any subsidiaries of the OnMOS Joint Venture). Any such Indebtedness of the OnMOS Joint Venture shall be deemed not to be Indebtedness of Holdings, the Borrower and the Subsidiaries for the purpose of calculating Funded Indebtedness and Total Senior Indebtedness and any interest expense with respect to such Indebtedness shall be excluded from consolidated interest expense for the purpose of calculating Consolidated Cash Interest Expense.

            SECTION 7. Amendments to Section 6.04 (Investments, Loans, Advances, Guarantees and Acquisitions). Section 6.04 of the Credit Agreement is hereby amended as follows:

            (a) Clause (h) of Section 6.04 is hereby amended by adding the text "after the Transition Date," at the beginning thereof.

            (b) Clause (s) of Section 6.04 is hereby amended by deleting the text "and" at the end thereof.

            (c) Clause (t) of Section 6.04 is amended by (i) deleting the text "$100,000,000" and replacing it with the text "$40,000,000 (or, after the Transition Date, $100,000,000)" and (ii) by deleting the text "." at the end thereof and replacing it with the text "; and".

            (d) Section 6.04 is further amended by adding the following new Clause (u):

            (u) the creation by the Borrower of a limited liability company organized under the laws of a jurisdiction in the United States of America and the Borrower's contribution to the OnMOS Joint Venture through such limited liability company of (i) $51 in exchange for a 51% interest therein and (ii) the assets and operations of the TMOS business of the Subsidiaries and Holdings; provided that promptly following the contribution of such assets and operations to the OnMOS Joint Venture contemplated by this clause (u), the Borrower shall deliver to the Administrative Agent copies of all definitive documentation regarding such investment, certified by a Financial Officer as complete and correct.

            SECTION 8. Amendments to Section 6.05 (Asset Sales). Section 6.05 of the Credit Agreement is hereby amended as follows:

                        (a) by deleting clause (d) in its entirety and replacing
            it with the text "(d) the Borrower may consummate the Facilities Transfer;".

            (b) by deleting the text "$50,000,000" in clause (e) and replacing it with the text "$30,000,000 (or, after the Transition Date, $50,000,000)".

            (c) by inserting the text ", except for sales of Equity Interests in the OnMOS Joint Venture to the extent such sales do not result in the failure of the Borrower to comply with Section 6.17" immediately following the text "Subsidiary" and before the text ")" in clause (e).

            (d) by adding the text "and" at the end of clause (e) thereof;

            (e) by adding the following new paragraph at the end thereof:

            (f) sales, transfers and other dispositions of assets listed on
Schedule 6.05 hereto.

            (f) by deleting in its entirety the final proviso thereto and substituting the following text therefor:

provided that (i) all sales, transfers, leases and other dispositions permitted hereby shall be made for fair value (other than those permitted by clause (b) above) and for consideration of at least 80% cash or cash equivalents (other than those permitted by clause (b) and (f) above) and (ii) the fair value of all consideration (other than cash and cash equivalents) received in respect of dispositions permitted by clause (f) above does not exceed $15,000,000.

            SECTION 9. Amendment to Section 6.09 (Transactions with Affiliates).
Section 6.09 of the Credit Agreement is hereby amended:

                        (a) by deleting the text "and (i)" and replacing it with
            the text ", (i)" and deleting the text "." at the end thereof; and

                        (b) by adding the following new text at the end of
            Section 6.09:

            and (j) any ancillary agreements entered into between Holdings, the Borrower or any Subsidiary and the OnMOS Joint Venture at any time that Holdings owns directly and indirectly less than 80% of the economic interest of the OnMOS Joint Venture; provided, however, that, prior to the Transition Date, all management fees payable to TPG or its Affiliates shall accrue and not be payable in cash, it being understood that any such fees may be paid by the issuance of common stock of or warrants in respect of common stock of Holdings and any other fees may be paid in cash

            SECTION 10. Amendment to Section 6.12 (Interest Expense Coverage Ratio). Section 6.12 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                        SECTION 6.12. Interest Expense Coverage Ratio. (a) The
            Borrower will not permit the ratio of (i) Consolidated EBITDA (plus, without duplication, any Supplemental Interest deducted in calculating Consolidated EBITDA) to (ii) Consolidated Cash Interest Expense (excluding any Supplemental Interest otherwise included therein) (the "Interest Expense

Coverage Ratio"), in each case for any period of four consecutive fiscal quarters ending on any date during any period set forth below, to be less than the ratio set forth below opposite such period:

Period                                                                      Ratio
------                                                                      -----

January 1, 2003 to and including December 31, 2003                      2.00 to 1.00
January 1, 2004 to and including July 2, 2004                           2.25 to 1.00
July 3, 2004 to and including December 31, 2004                         2.50 to 1.00
January 1, 2005 to and including July 1, 2005                           2.75 to 1.00
July 2, 2005 and thereafter                                             3.00 to 1.00


                        (b) For purposes of calculating the Interest Expense
            Coverage Ratio under clause (a) of this Section 6.12, Consolidated EBITDA for the period of four consecutive fiscal quarters of Holdings (i) ended March 31, 2003 shall be deemed to be equal to Consolidated EBITDA for the fiscal quarter then ended multiplied by 4, (ii) ended June 30, 2003 shall be deemed to be equal to Consolidated EBITDA for the two consecutive fiscal quarters then ended multiplied by 2 and (iii) ended September 30, 2003 shall be deemed to be equal to Consolidated EBITDA for the three consecutive fiscal quarters then ended multiplied by 4/3.

            SECTION 11. Amendment to Section 6.13 (Leverage Ratio). Section 6.13 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                        SECTION 6.13. Leverage Ratio. (a) The Borrower will not
            permit the Leverage Ratio as of the end of any fiscal quarter during any period set forth below to exceed the ratio set forth opposite such period:


Period                                                            Ratio
------                                                            -----
January 1, 2003 to and including June 30, 2003                    5.00 to 1.00
July 1, 2003 to and including December 31, 2003                   4.75 to 1.00
January 1, 2004 to and including July 2, 2004                     4.50 to 1.00
July 3, 2004 to and including December 31, 2004                   4.25 to 1.00
January 1, 2005 to and including July 1, 2005                     4.00 to 1.00
July 2, 2005 and thereafter                                       3.75 to 1.00



                        (b) For purposes of calculating the Leverage Ratio under
            clause (a) of this Section 6.13, Consolidated EBITDA for the period of four consecutive fiscal quarters of Holdings (i) ended March 31, 2003 shall be deemed to be equal to Consolidated EBITDA for the fiscal quarter then ended multiplied by 4, (ii) ended June 30, 2003 shall be deemed to be equal to Consolidated EBITDA for the two consecutive fiscal quarters then ended multiplied by 2 and (iii) ended September 30, 2003 shall be deemed to be equal to Consolidated EBITDA for the three consecutive fiscal quarters then ended multiplied by 4/3. In addition, for purposes of this Section 6.13, the Funded Indebtedness component of the Leverage Ratio shall be calculated excluding any Supplemental Interest otherwise included therein.

            SECTION 12. Amendment to Section 6.14 (Capital Expenditures).
Section 6.14 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                        SECTION 6.14. Capital Expenditures. The Borrower and
            Subsidiaries shall not incur or make any Capital Expenditures:

                        (a) prior to the Transition Date, during any period set
            forth below in an amount exceeding the amount set forth opposite such period:

                                                     Maximum
Period                                         Capital Expenditures
------                                         --------------------

July 1, 2001 to December 31, 2001                 $35,000,000
January 1, 2002 to March 31, 2003                 $52,500,000
April 1, 2003 to December 31, 2003                $87,500,000
Each fiscal year thereafter                       $150,000,000

            Notwithstanding the foregoing, if the actual amount of Capital Expenditures incurred or made by the Borrower and its Subsidiaries during the period from July 1, 2001 to December 31, 2001, is less than $35,000,000, then the Borrower and its Subsidiaries may incur or make additional Capital Expenditures during the period January 1, 2002 to March 31, 2003, in excess of $52,500,000, but such additional Capital Expenditures during such period shall not exceed the lesser of (i) $15,000,000 and (ii) the excess of $35,000,000 over the actual amount of Capital Expenditures incurred or made from July 1, 2001, to December 31, 2001.

                        (b) after the Transition Date, in an amount exceeding
            $150,000,000 in any fiscal year, provided that such $150,000,000 permitted amount shall be increased with respect to any fiscal year by an amount equal to the portion of Excess Cash Flow for the immediately preceding fiscal year that is not required to be applied to make prepayments of Loans pursuant to Section 2.11(d).

            After the Transition Date the amount of Capital Expenditures permitted to be made by the immediately preceding paragraph (b) in respect of any fiscal year shall be increased by (i) the unused amount of Capital Expenditures that were permitted to be made during the immediately preceding fiscal year pursuant to the immediately preceding paragraph (b) (without giving effect to the proviso to such paragraph) minus (ii) an amount equal to the unused permitted Capital Expenditures carried forward to such preceding fiscal year.

                        For purposes of determining compliance with this
            Section, Capital Expenditures incurred or made by the OnMOS Joint Venture and its subsidiaries shall be disregarded.

            SECTION 13. Addition of New Section 6.15 to the Credit Agreement. The Credit Agreement is hereby amended by adding the following new section following Section 6.14:

                        SECTION 6.15. Minimum Consolidated EBITDA. (a) The
            Borrower will not permit Consolidated EBITDA for any period set forth below to be less than the amount set forth opposite such period (subject to adjustment pursuant to paragraph (b) below):

Period                                            Amount
------                                            ------

July 1, 2001 to and including                     $(15,000,000)
December 31, 2001

July 1, 2001 to and including                     $0.0
March 31, 2002

July 1, 2001 to and including                     $35,000,000
June 30, 2002

October 1, 2001 to and including                  $80,000,000
September 30, 2002

January 1, 2002 to and including                  $120,000,000
December 31, 2002

                        (b) Following the completion of the Facilities Transfer,
            the amounts set forth in paragraph (a) above shall be reduced (i) for the period from July 1, 2001 to and including December 31, 2001, by $31,400,000, (ii) for the period from July 1, 2001 to and including March 31, 2002, by $47,100,000 and (iii) for each of the periods (A) from July 1, 2001 to and including June 30, 2002, (B) from October 1, 2001 to and including September 30, 2002 and (C) from January 1, 2002 to and including December 31, 2002, by $62,800,000.

            For purposes of this paragraph (b), Consolidated EBITDA for any period during which the Facilities Transfer is completed shall be calculated after giving pro forma effect to the Borrower's consummation of the Facilities

            Transfer, as if the consummation of the Facilities Transfer had occurred on the first day of the relevant period for testing compliance.

            Following any transfer in partial completion of the Facilities Transfer (a "Partial Facilities Transfer"), the Borrower and the Administrative Agent shall agree to reduce the amount set forth in paragraph (a) above in respect of the period during which such Partial Facilities Transfer occurred, provided that (i) any such reduction shall be based on the ratio of (A) Consolidated EBITDA attributable to all of the business of Holdings, the Borrower and the Subsidiaries transferred pursuant to such Partial Facilities Transfer to (B) the Consolidated EBITDA attributable to all assets of the business of Holdings, the Borrower and its Subsidiaries that may be transferred pursuant to the Facilities Transfer, (ii) any such reduction shall not exceed the amount of the reduction set forth for the relevant period in paragraph (b) above that would be allowed for the relevant period and (iii) there shall be such a reduction in respect of no more than one Partial Facilities Transfer.

            SECTION 14. Addition of New Section 6.16 to the Credit Agreement. The Credit Agreement is hereby amended by adding the following new section following Section 6.15:

                        SECTION 6.16. Minimum Cash and Cash Equivalents. Prior
            to the Transition Date, the Borrower will not permit the Liquidity Amount for any period of five consecutive Business Days ending on or after the date hereof (calculated at the close of business on each Business Day), to be less than $50,000,000.

            SECTION 15. Addition of New Section 6.17 to the Credit Agreement. The Credit Agreement is hereby amended by adding the following new section following Section 6.16:

                        SECTION 6.17. OnMOS Joint Venture Interest. At all times
            after consummation of its investment in the OnMOS Joint Venture the Borrower shall own (directly or indirectly) at least 51% of the voting power represented by the outstanding Equity Interests of the OnMOS Joint Venture.

            SECTION 16. Schedules. The Credit Agreement is hereby amended by adding a new Schedule 5.01(h) and a new Schedule 6.05 in the respective forms attached to this Amendment.

            SECTION 17. Amendments to Section 7.01 (Events of Default). Section
7.01 is hereby amended as follows:

                        (a) Clause (n) is hereby amended by deleting the text
            "or" at the end thereof.

                        (b) Clause (o) is hereby amended by adding the text "or"
            at the end thereof.

                        (c) Section 7.01 is hereby further amended by inserting
            the following new paragraph (p) at the end thereof:

                                    (p) the TPG Equity Purchase shall not have
                        been consummated on or prior to September 7, 2001;

            SECTION 18. Amendment to Section 9.04 (Successors and Assigns). Paragraph (b) of Section 9.04 of the Credit Agreement is hereby amended by deleting the text "$5,000,000" and replacing it with the text "$1,000,000".

            SECTION 19. Consent to Consultant. For the period from the date hereof through the earlier of (a) the Transition Date and (b) March 31, 2003, the Borrower consents to the engagement of (on terms to be agreed upon), and agrees to pay (in accordance with Section 9.03 of the Credit Agreement) the reasonable fees and reasonable out-of-pocket expenses (not to exceed $250,000 in the aggregate) of, Alvarez & Marsal, Inc., a third party consulting firm engaged by counsel to the Administrative Agent to evaluate and monitor the Borrower's business plan and perform other services requested by counsel to the Administrative Agent with respect to the Borrower. The Borrower will cooperate with Alvarez & Marsal, Inc., in connection with its performance of services for counsel to the Administrative Agent (including providing access to the records (financial and otherwise), properties, books, contracts and personnel of the Borrower and its Subsidiaries).

            SECTION 20. Amendment Fee. In consideration of the agreements of the Lenders contained in this Amendment, the Borrower agrees to pay to the Administrative Agent, for the account of each Lender that delivers an executed counterpart of this Amendment at or prior to 12:00 (noon) on August 13, 2001, an amendment fee in an amount equal to 0.25% of the sum of such Lender's Revolving Commitment and outstanding Term Loans; provided that such fee shall not be payable unless and until this Amendment becomes effective as provided in Section 20.

            SECTION 21. Representations and Warranties. Each of Holdings and the Borrower represents and warrants to the Administrative Agent and to each of the Lenders that:

            (a) This Amendment has been duly authorized, executed and delivered by each of Holdings and the Borrower and constitutes a legal, valid and binding obligation of Holdings and the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

            (b) After giving effect to this Amendment, each of the representations and warranties of Holdings and the Borrower set forth in the Loan Documents is true and correct on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date.

            (c) Immediately after giving effect to this Amendment, no Default shall have occurred and be continuing.

            SECTION 22. Conditions to Effectiveness. This Amendment shall become effective as of the date first above written when (i) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of (a) Holdings, (b) the Borrower and (c) the Required Lenders, (ii) all fees and expenses required to be paid or reimbursed by the Borrower under or in connection with this Amendment or the Credit Agreement and (in the case of expenses to be reimbursed, including fees, charges and disbursements of counsel or other advisors) invoiced in writing to the Borrower on or prior to August 13, 2001, shall have been paid or reimbursed, as applicable (including all fees and disbursements of counsel previously invoiced), (iii) the Administrative Agent and the Borrower shall have received a written acknowledgment from TPG that all management fees (other than fees permitted by the final proviso to Section 6.09) payable to TPG or its Affiliates by Holdings, the Borrower or any Subsidiary shall accrue and not be payable until such time as the Obligations shall have been repaid in full and (iv) Holdings shall have received a written commitment to make, on or prior to September 7, 2001, the TPG Equity Purchase and a copy of such written commitment shall have been delivered to the Administrative Agent.

            SECTION 23. Credit Agreement. Except as specifically waived or amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as amended or modified hereby. This Amendment shall be a Loan Document for all purposes.

            SECTION 24. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            SECTION 25. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Amendment.

            SECTION 26. Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

            SECTION 27. Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

                                            ON SEMICONDUCTOR CORPORATION,

                                            by /s/
                                              ----------------------------
                                              Name:  Authorized Officer
                                              Title:



                                            SEMICONDUCTOR COMPONENTS
                                            INDUSTRIES, LLC,

                                            by /s/
                                              ----------------------------
                                              Name:  Authorized Officer
                                              Title:



                                            THE CHASE MANHATTAN BANK,
                                            individually and as administrative
                                            agent,

                                            by /s/
                                              ----------------------------
                                              Name:  Authorized Officer
                                              Title:



                                            CREDIT LYONNAIS NEW YORK BRANCH,
                                            individually and as co-documentation
                                            agent,

                                            by /s/
                                              ----------------------------
                                              Name:  Authorized Officer
                                              Title:



                                            CREDIT SUISSE FIRST BOSTON
                                            individually and as co-documentation
                                            agent,

                                            by /s/
                                              ----------------------------
                                              Name:  Authorized Officer
                                              Title:

                                            LEHMAN COMMERCIAL PAPER INC.,
                                            individually and as co-documentation
                                            agent,

                                            by /s/
                                              ----------------------------
                                              Name:
                                              Title: Authorized Officer

                                    SIGNATURE PAGE TO THE WAIVER, CONSENT AND
                                    AMENDMENT DATED AS OF AUGUST 13, 2001 TO THE
                                    CREDIT AGREEMENT AMONG ON SEMICONDUCTOR
                                    CORPORATION, SEMICONDUCTOR COMPONENTS
                                    INDUSTRIES, LLC, THE LENDERS PARTY THERETO,
                                    THE CHASE MANHATTAN BANK, AS ADMINISTRATIVE
                                    AGENT, COLLATERAL AGENT AND SYNDICATION
                                    AGENT, AND CREDIT LYONNAIS NEW YORK BRANCH,
                                    CREDIT SUISSE FIRST BOSTON AND LEHMAN
                                    COMMERCIAL PAPER INC., AS CO-DOCUMENTATION
                                    AGENTS.

Name of Institution

                                            by /s/
                                              ----------------------------
                                              Name:
                                              Title: Authorized Officer